EXHIBIT  32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Georgian Bancorporation, Inc. (the "Company"), each certify that, to his or her knowledge on the date of this certification:


          1. The quarterly report of the Company for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of
               Section  13(a)  or  15(d) of the Securities Exchange Act of 1934;
               and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                /s/  Gordon  R.  Teel
                              ----------------------------------------------
                              Gordon  R.  Teel
                              Chairman and Chief Executive Officer
                              May 11, 2004

                                /s/  Philip  Ekern
                              ----------------------------------------------
                              Philip Ekern
                              Chief Financial Officer
                              May 11, 2004